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                                                                    EXHIBIT 99.1

                                     PROXY

                                NETMANAGE, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR SPECIAL MEETING AUGUST 26, 1998

     Zvi Alon and Gary Anderson, or either of them, each with the power of substitution, hereby are authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Special Meeting of Stockholders of NetManage, Inc. to be held on August 26, 1998, at 9:00 a.m., local time, at the Company's offices located at 10725 North De Anza Boulevard, Cupertino, California, or at any adjournment or postponement of the Special
Meeting.

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Item 1 and FOR Item 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                SEE REVERSE SIDE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE

The Board of Directors recommends a vote FOR Item 1 and FOR Item 2.

1. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF NETMANAGE COMMON STOCK IN
   CONNECTION WITH THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JUNE 15,
   1998 OF AND AMONG NETMANAGE, INC., AMANDA ACQUISITION CORP. AND FTP SOFTWARE,
   INC., AS AMENDED

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
                FOR                          AGAINST                        ABSTAIN
                [ ]                            [ ]                            [ ]

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE NETMANAGE CERTIFICATE OF
   INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 75,000,000 TO
   125,000,000

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
                FOR                          AGAINST                        ABSTAIN
                [ ]                            [ ]                            [ ]

3. Upon any other matters which may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

PLEASE MARK, DATE, SIGN AND RETURN

     Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

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
Signature:                                          Date:
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Signature:                                          Date:
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